Exhibit 99.1

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
3/1/2017	Investors:	Mike Flores, 630-623-3519
	Media:	Terri Hickey, 630-623-5593

McDONALD’S UNVEILS NEW GLOBAL GROWTH PLAN
CHICAGO, IL - McDonald’s today unveiled its long-term global growth plan during the Company’s Investor Day event in downtown Chicago. President and Chief Executive Officer Steve Easterbrook and members of the senior management team presented the plan, its financial targets and outlined the initiatives to unlock meaningful growth and increase guest counts.

The growth plan focuses on:

•	Enhancing digital capabilities and the use of technology to dramatically elevate the customer experience

•	Redefining customer convenience through delivery

•	Accelerating deployment of Experience of the Future restaurants in the U.S.

•	Initiating a new 3-year target for cash return to shareholders, and

•	Establishing new financial targets for Sales, Operating Margin, Earnings per Share and Return on Incremental Invested Capital
“We have fundamentally changed the trajectory of our business over the past two years. Now, we are fit for purpose, ready to build on our momentum and transition to focus our efforts on profitable, long-term growth,” said Easterbrook. “We are building a better McDonald’s, one that makes delicious feel good moments easy for everyone, and I believe the moves we are making will reassert McDonald’s as the global leader in the informal eating out category.”
Harnessing McDonald's Size and Scale to Create Growth
McDonald’s today unveiled a customer-centric strategy informed by deep consumer insights conducted across multiple markets to drive guest count growth.
“To deliver sustained growth, we have to attract more customers, more often,” said Easterbrook. “Our greatest opportunities reside at the very heart of our brand - our food, value and the customer experience.”
The strategy connects key tenets of the brand to well-defined customer groups built around three pillars:

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Retaining existing customers by fortifying and extending our areas of strength. Through a renewed focus on areas such as family occasions and food-led breakfast and transforming the experience in our restaurants, McDonald’s will build on the strong foothold it has and grow the core of the business.

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Regaining customers lost to other QSR competitors. As customers’ expectations increased, McDonald’s simply didn’t keep pace with them. Making meaningful improvements in quality, convenience and value will win back some of McDonald’s best customers.

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Converting casual customers to committed customers by being more present in underdeveloped categories and occasions and competing more aggressively given the untapped demand for McCafé coffee and other snack offerings.

These pillars are designed to guide McDonald’s efforts through three initiatives that will accelerate growth and enable the Company to have the biggest benefit to the most customers in the shortest possible time.

Enhancing Digital Capabilities and the Use of Technology to Dramatically Elevate the Customer Experience
To bring customers into the restaurants, McDonald’s must matter to people and be relevant in their daily lives. To do so, McDonald’s is accelerating digital capabilities and enhancing its use of technology in restaurants, in the drive-thru, and on the go.
Inside the restaurants, McDonald’s is bringing greater control, convenience and personalization to our customers through the use of kiosks to place orders, staffed with guest experience leaders to assist in the process. Customers can place their order and skip the front counter entirely, with their food brought right to their table. Additionally, customers will be able to place orders directly on the mobile app for pickup or have a kiosk recognize their app profile, which holds customized favorites and preferred payment methods. The result is a more stress-free, personalized experience, enhanced by technology and world-class hospitality that puts customers in control.
The same enhanced experience will be available outside the restaurant too. In the 1970s, McDonald’s revolutionized convenience in the drive-thru to make getting high-quality food easy. Now, that experience is being transformed once again. By enabling mobile order and pay through the McDonald’s app, customers can personalize their order while skipping the drive-thru line and instead choosing curbside delivery. If customers choose the drive-thru, they will simply read the already placed order code to the crew and their mobile order will be ready for pickup at the window. These more efficient enhancements will speed up the process and allow more customers to pass through our drive-thrus.
Mobile order and pay will be launched in 20,000 restaurants in some of our largest markets, including the U.S., by the end of 2017.
Redefining Convenience through Delivery
One of the most significant disruptions in the restaurant business today is the rapid increase in delivery. Through technology, delivery has changed the way customers order, pay, track and receive food and provide feedback. Coupled with the explosive growth in third-party delivery companies, the landscape has created an exceptional opportunity for growth.
Because of our extraordinary footprint, McDonald’s is uniquely positioned to become the global leader in delivery. In McDonald’s top five markets (U.S., France, the U.K., Germany and Canada) nearly 75% of the population lives within three miles of a McDonald’s. McDonald’s is already one of the largest providers of delivered food in the world, with annual Systemwide delivery sales of nearly $1 billion across various markets including China, South Korea and Singapore. China has tripled its delivery business since its launch in 2008. In 2016 alone, China’s delivery business grew 30%.
No other food company in the world has this reach and ability to be this convenient to so many customers through delivery. Currently, McDonald’s is experimenting with different delivery models including partnering with third parties for ordering and fulfillment throughout the world.
Accelerating Deployment of Experience of the Future Restaurants in the U.S.
Experience of the Future elevates the customer experience at McDonald’s to provide a more convenient, more personalized and more enjoyable visit. It leverages the convenience and technology of kiosk ordering and table service, increasing functionality of the mobile app to enhance the enjoyment of our food and the hospitality of the McDonald’s crew, all in a more modern, more exciting restaurant environment. In restaurants around the world with Experience of the Future, we have realized mid-single digit sales lifts above the market.
In the near-term, McDonald’s is redirecting a portion of capital saved from refranchising to modernizing the U.S. estate. The Company plans to reimage about 650 restaurants in 2017. When combined with previously modernized restaurants which will be updated with Experience of the Future elements this year, the U.S. will have approximately 2,500 Experience of the Future restaurants by the end of 2017.
Because this investment represents one of the greatest opportunities to build on business momentum and grow guest counts, McDonald’s intends to have most of the traditional free-standing U.S. restaurants modernized to reflect the Experience of the Future by the end of 2020.
Progress on the Company's Turnaround Plan and a New Cash Return to Shareholders Target
In November of 2015, the Company provided targets for its refranchising, G&A savings and cash return to shareholders. Today, the Company updated its progress against these targets, specifically noting the following:

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Refranchising - the Company is on track to refranchise 4,000 restaurants by the end of 2017, a full year ahead of schedule. Once completed, this will bring the Company’s global franchised percentage to approximately 93%.

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Cost Savings - the Company achieved more than $200 million in savings through the end of 2016 towards its goal of reducing net G&A levels by $500 million by the end of 2018, and expects to trim another 5 to 10% from its remaining cost base by the end of 2019.

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Cash Return to Shareholders - 2016 marked the achievement of the Company’s 3-year target of $30 billion cash return to shareholders. Today, the Company announced a new $22 to $24 billion cash return target for the 3-year period ending 2019, reinforcing management’s confidence in the Company’s long-term strategies and financial targets.

Financial Performance Expectations for 2019 and Beyond
“Over the last two years we’ve fundamentally enhanced the strength and stability of our business by shifting our ownership structure and reducing capital and G&A needs going forward. We are now squarely focused on growing global top-line sales and guest counts to directly support our critical revenue stream,” said Chief Financial Officer Kevin Ozan. McDonald’s business model supports the Company’s ability to achieve and sustain the following updated long-term, average annual constant currency financial targets, beginning in 2019:

•	Systemwide sales growth of 3% to 5%;

•	Grow operating margin from the high-20% range to the mid-40% range;

•	Earnings per share growth in the high-single digits; and

•	Raise the return on incremental invested capital target from the high-teens to the mid-20% range.
“Through enhanced technology to elevate and modernize the customer experience, a focus on the quality and value of our food and redefined convenience through delivery, we have a bold vision for the future and the urgency to act on it,” said Easterbrook. “We are moving with velocity to drive profitable growth and becoming an even better McDonald’s serving more customers delicious food each day around the world.”
Related Communications
McDonald’s Corporation broadcasted today’s Investor Meeting live over the Internet at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time.
This press release should be read in conjunction with Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s March 1, 2017 Investor Meeting.
McDonald’s plans to release first quarter results before the market opens on April 25, 2017 and will host an investor webcast at 10 a.m. (Central Time). This webcast will be broadcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.
ABOUT McDONALD’S
McDonald's is the world's leading global foodservice retailer with over 36,000 locations in over 100 countries. Approximately 85% of McDonald's restaurants worldwide are owned and operated by independent local men and women.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 of the Company's Form 8-K filing on March 1, 2017. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

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